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                                   EXHIBIT 99

                                  NEWS RELEASE

RELEASE DATE:              MARCH 22, 2005

RELEASE TIME:              4:30 PM


                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (NASDAQ: CAFI) today announced a quarterly cash dividend of 14.5 cents per share. The dividend was declared March 22, 2005 for shareholders of record on April 5, 2005 and is payable on April 15, 2005.

Camco's CEO & President, Richard C. Baylor, commented, "The current effective dividend yield of 4.00% is providing an attractive source of return to our shareholders as well as an effective capital management tool to assist us in our efforts to maintain our capital at an appropriate level."

Camco Financial Corporation, with assets of $1.06 billion, is headquartered in Cambridge, Ohio. Camco and its wholly owned subsidiaries, including Advantage Bank, offer community banking, mortgage banking, internet banking and title services from 30 offices in 23 communities in Ohio, Kentucky and West Virginia.

      Additional information about Camco may be found on Camco's web site:
                              www.advantagebank.com